Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Anne H. Lloyd
Executive Vice President and Chief
Financial Officer
(919) 783-4660
www.martinmarietta.com

Martin Marietta Materials Shareholders and Texas Industries Stockholders Approve Merger

Transaction Expected to Close Promptly

RALEIGH, NORTH CAROLINA, and DALLAS, TEXAS – June 30, 2014 – Martin Marietta Materials, Inc. (NYSE: MLM) and Texas Industries, Inc. (NYSE: TXI) today announced that shareholders from both Martin Marietta and Texas Industries overwhelmingly approved the proposed combination of the two companies at their respective special meetings held earlier today.

The results indicate that more than 99% of the shares voting at the Texas Industries special meeting voted in favor of the proposal to adopt the merger agreement and more than 98% of the shares voting at the Martin Marietta special meeting voted in favor of the proposal to approve the issuance of Martin Marietta common stock to Texas Industries stockholders.

As previously announced on January 28, 2014, the Boards of Directors of both Martin Marietta and Texas Industries approved an agreement under which the companies will combine, with Texas Industries becoming a wholly-owned subsidiary of Martin Marietta in a tax-free, stock-for-stock transaction. Upon the consummation of the merger, Texas Industries stockholders will have the right to receive 0.70 shares of Martin Marietta common stock for each share of Texas Industries common stock, with cash paid in lieu of fractional shares.

Martin Marietta and Texas Industries have now received all necessary approvals and expect the transaction to close promptly.

Martin Marietta Materials is the nation’s second largest producer of construction aggregates and a producer of magnesia-based chemicals and dolomitic lime. For more information about Martin Marietta Materials, refer to the Corporation’s website at www.martinmarietta.com.

Texas Industries is the largest producer of cement in Texas and major cement producer in California. Texas Industries is also a major supplier of construction aggregate, ready-mix concrete and concrete products. For more information about Texas Industries, refer to the Corporation’s website at www.txi.com.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of Texas Industries (“TXI”) by Martin Marietta, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Martin Marietta’s and TXI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate TXI’s operations into those of Martin Marietta; the integration of TXI’s operations into those of Martin Marietta being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of TXI being difficult; Martin Marietta’s and TXI’s ability to adapt its services to changes in technology or the marketplace; Martin Marietta’s and TXI’s ability to maintain and grow its relationship with its customers; levels of construction spending in the markets; a decline in the commercial component of the nonresidential construction market and the subsequent impact on construction activity; a slowdown in residential construction recovery; unfavorable weather conditions; a widespread decline in aggregates pricing; changes in the cost of raw materials, fuel and energy and the availability and cost of construction equipment in the United States; the timing and amount of federal, state and local transportation and infrastructure funding; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; and changes to and the impact of the laws, rules and regulations (including environmental laws, rules and regulations) that regulate Martin Marietta’s and TXI’s operations. Additional information concerning these and other factors can be found in Martin Marietta’s and TXI’s filings with the Securities and Exchange Commission (the “SEC”), including Martin Marietta’s and TXI’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks, as well as other risks associated with Martin Marietta’s proposed acquisition of TXI are also more fully discussed in the definitive joint proxy statement/prospectus included in the Registration Statement on Form S-4 that Martin Marietta filed with the SEC on Form 424B3 and Schedule 14A, respectively, on May 30, 2014 in connection with the proposed acquisition. Martin Marietta and TXI assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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